NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS WARRANT OR SUCH SECURITIES, WHICH
COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS WARRANT OR SUCH SECURITIES, AS APPLICABLE, MAY BE OFFERED, SOLD, PLEDGED,
ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


         THE TRANSFER OF THIS WARRANT IS RESTRICTED AS DESCRIBED HEREIN.



                          MIDNIGHT HOLDINGS GROUP, INC.


                            WARRANT FOR THE PURCHASE
                                       OF
                             SHARES OF COMMON STOCK

                                                            APRIL 3, 2006

         THIS CERTIFIES that, for value received, RUSSELL BAILEY (together with all permitted assigns, the "HOLDER") is entitled to subscribe for, and purchase from, MIDNIGHT HOLDINGS GROUP, INC., a Delaware corporation (the "COMPANY"), up to 150,000 shares of common stock, par value $0.00005 per share (the "COMMON STOCK"), upon the terms and conditions set forth herein, at any time or from time to time during the period commencing on July 1, 2006 (the "INITIAL EXERCISE DATE") and terminating at 5:00 p.m., New York City local time, on July 1, 2010 (the "EXERCISE PERIOD"). This Warrant is exercisable at an exercise price per share equal to $1.00 per share (the "EXERCISE PRICE"); provided, however, that upon the occurrence of any of the events specified in Section 5 hereof, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified.

         This Warrant, together with the warrants issuable upon the transfer hereof, are hereinafter referred to as the "WARRANTS". Each share of Common Stock issuable upon the exercise hereof or thereof shall be hereinafter referred to as a "WARRANT SHARE".

         This Warrant has been issued in accordance with that certain Consulting Agreement, dated April 3, 2006 (the "AGREEMENT"), between the Holder and the Company.

         SECTION 1  EXERCISE OF WARRANT.

         This Warrant may be exercised during the Exercise Period, either in whole or in part, by the surrender of this Warrant (accompanied by the election form, attached hereto, duly executed) to the Company at its office at 3872 Rochester Road, Troy, Michigan 48083, Attention: President, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised.

         SECTION 2 CASHLESS EXERCISE. The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price, then in effect, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):

                  Net Number = (A X B) - (A X C)
                               -----------------
                                       B

                  For purposes of the foregoing formula:

                  A= the total number of shares of Common Stock with respect to which this Warrant is then being exercised.

                  B= the Closing Sale Price (as defined below) of a share of Common Stock on the date immediately preceding the date of the Notice of Exercise.

                  C= the Exercise Price then in effect for the applicable Warrant Shares.

For purposes of this Warrant, "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security, on the principal securities exchange or trading market where such security is listed or traded as reported by The Wall Street Journal ("WSJ"), or if the foregoing does not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by the WSJ, or, if no closing bid price or last trade price, respectively, is reported for such security by the WSJ, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value of a share of Common Stock as determined in good faith by the Company's Board of Directors.

         SECTION 3  RIGHTS UPON EXERCISE; DELIVERY OF SECURITIES.

         Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the transfer books of the Company shall then be closed or certificates representing the Warrant Shares with respect to which this Warrant was exercised shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant, the Company shall issue and deliver to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a Warrant evidencing the right of the Holder to purchase the balance of the aggregate number of Warrant Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

         SECTION 4         REGISTRATION OF TRANSFER AND EXCHANGE.

         Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "WARRANT REGISTER") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable on the books of the Company only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his, her, or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, neither this Warrant nor the Warrant Shares issued or issuable upon exercise of this Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of without the Holder first providing the Company with an opinion of counsel reasonably satisfactory to the Company that such sale, transfer, assignment, hypothecation or other disposal will be exempt from the registration and prospectus delivery requirements of applicable federal and state securities laws and regulations.

         SECTION 5  RESERVATION OF SHARES.

         The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company represents that all shares of Common Stock issuable upon exercise of this Warrant are duly authorized and, upon receipt by the Company of the full payment for such Warrant Shares, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof and will not be issued in violation of any preemptive or similar rights of stockholders.

         SECTION 6  ANTIDILUTION.

         (a) If, while this Warrant is outstanding, the Company effects a subdivision of the outstanding Common Stock, the Exercise Price then in effect shall be proportionately decreased and the number of Warrant Shares issuable upon exercise of this Warrant shall be increased in proportion to such increase of outstanding Common Stock, and conversely, if, while this Warrant is outstanding, the Company combines the outstanding Common Stock, the Exercise Price then in effect shall be proportionately increased and the number of Warrant Shares issuable upon exercise of this Warrant shall be decreased in proportion to such decrease in outstanding Common Stock. Any adjustment under this Section 6(a) shall become effective as of the record date for such event. For purposes of this Section 6(a), a stock dividend shall be considered a stock split. Simultaneous with any such adjustment, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to equal the quotient of (X) divided by (Y), where (X) equals the product of the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior thereto multiplied by the Exercise Price per Warrant Share in effect immediately prior thereto, and where (Y) equals the Exercise Price, as adjusted.

         (b) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

         (c) In any case in which this Section 6 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the Warrant Shares, if any, issuable upon such exercise over and above the number of Warrant Shares issuable upon such exercise on the basis of the number of shares of Common Stock in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares of Common Stock upon the occurrence of the event requiring such adjustment.

         (d) Whenever there shall be an adjustment as provided in this Section 6, the Company shall within 15 days thereafter cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the

Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable and the Exercise Price thereof after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

         (e) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock of the Company upon the exercise of this Warrant. If any fraction of a share of Common Stock would be issuable on the exercise of this Warrant (or specified portions thereof), the Company shall pay lieu of such fraction an amount in cash equal to the same fraction of the current market price on the date of exercise of this Warrant.

         (f) No adjustment in the Exercise Price per Warrant Share shall be required if such adjustment is less than $0.01; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

         SECTION 7  RECLASSIFICATION; REORGANIZATION; MERGER.

         (a) In case of any capital reorganization, other than in the cases referred to in Section 6(a) hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or in the case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety (such actions being hereinafter collectively referred to as "REORGANIZATIONS"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of Warrant Shares theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the respective number of Warrant Shares which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, shall be made in the application of the provisions herein set forth with respect to the rights and interests of the Holder so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of this Warrant. Any such adjustment shall be made by, and set forth in, a supplemental agreement between the Company, or any successor thereto, and the Holder, with respect to this Warrant, and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. In the event of sale, lease, or conveyance or other transfer of all or substantially all of the assets of the Company as part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate 30 days after the Company gives written notice to the Holder that such sale or conveyance or other transfer has been consummated.

         (b) In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from a specified par value to no par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder or holders of this Warrant shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of Warrant Shares for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 6.

         (c) The above provisions of this Section 7 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

         SECTION 8  NOTICE OF CERTAIN EVENTS.

                  In case at any time the Company shall propose:

         (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

         (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

         (c) to effect any reclassification or change of outstanding shares of Common Stock or any consolidation, merger, sale, lease, or conveyance of property, as described in Section 7; or

         (d) to effect any liquidation, dissolution, or winding-up of the Company; or

         (e) to take any other action which would cause an adjustment to the Exercise Price per Warrant Share;

then, and in any one or more of such cases, the Company shall give written notice thereof by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to: (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined; (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up; or (iii) the date of such action which would require an adjustment to the Exercise Price per Warrant Share.

         SECTION 9  CHARGES AND TAXES.

         The issuance of any shares or other securities upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 10  LEGEND.

         Until sold pursuant to the provisions of Rule 144 or otherwise registered under the Securities Act, the Warrant Shares issued on exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates representing the Warrant Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED

WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

         SECTION 11  LOSS; THEFT; DESTRUCTION; MUTILATION.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon receipt by the Company of reasonably satisfactory indemnification, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

         SECTION 12   STOCKHOLDER RIGHTS.

         The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

         SECTION 13  GOVERNING LAW.

         This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first above written.

                                                  MIDNIGHT HOLDINGS GROUP, INC.


                                                  BY: /S/ NICHOLAS A. COCCO
                                                      ---------------------
                                                  NAME:  NICHOLAS A. COCCO
                                                  TITLE: CHIEF EXECUTIVE OFFICER

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

         FOR VALUE RECEIVED, ______________________ hereby sells, assigns, and transfers unto _________________ a Warrant to purchase __________ shares of Common Stock of Midnight Holdings Group, Inc., a Delaware corporation (the "COMPANY"), and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.


Dated: _________________


                                           Signature_______________________


                                     NOTICE

         The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              ELECTION TO EXERCISE

To:      Midnight Holdings Group, Inc.

         The undersigned hereby exercises his, her, or its rights to purchase shares of Common Stock (the "COMMON STOCK"), of Midnight Holdings Group, Inc., a Delaware corporation (the "COMPANY"), covered by the within Warrant and tenders payment herewith of the exercise price in full, in accordance with the terms thereof, and requests that certificates for the securities constituting such shares of Common Stock be issued in the name of, and delivered to:

         Payment shall take the form of (check applicable box):

                           [ ] in lawful money of the United States; or

                           [ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 2.


--------------------------------------------------------------------------------
     (Print Name, Address, and Social Security or Tax Identification Number)


and, if such number of shares of Common Stock shall not constitute all such shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant shall be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated: __________________                           Name________________________
                                                                (Print)


Address:

                                                        ________________________
                                                              (Signature)